Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-267357) of Mirum Pharmaceuticals, Inc.;

(2) Registration Statement (Form S-3 No. 333-265210) of Mirum Pharmaceuticals, Inc.;

(3) Registration Statement (Form S-3 No. 333-274973) of Mirum Pharmaceuticals, Inc.;

(4) Registration Statement (Form S-8 No. 333-233502) pertaining to the 2018 Equity Incentive Plan, 2019 Equity Incentive Plan, and 2019 Employee Stock Purchase Plan of Mirum Pharmaceuticals, Inc.;

(5) Registration Statements (Form S-8 Nos. 333-238086, 333-254043 and 333-263397) pertaining to the 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan, and 2020 Inducement Plan of Mirum Pharmaceuticals, Inc.;

(6) Registration Statement (Form S-8 No. 333-270399) pertaining to the 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan of Mirum Pharmaceuticals, Inc; and

(7) Registration Statement (Form S-8 No. 333-275283) pertaining to the 2020 Inducement Plan of Mirum Pharmaceuticals, Inc.;

of our reports dated March 15, 2024, with respect to the consolidated financial statements of Mirum Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Mirum Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Mirum Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Mateo, California

March 15, 2024